Exhibit 99.1

Press Release

Bio-Rad Reports First-Quarter 2020 Financial Results

HERCULES, Calif.-May 6, 2020-Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader of life science research and clinical diagnostic products, today announced financial results for the first quarter ended March 31, 2020.

First-quarter 2020 net sales were $571.6 million, an increase of 3.2 percent compared to $554.0 million reported for the first quarter of 2019. On a currency-neutral basis, quarterly sales increased 4.3 percent compared to the same period in 2019. First-quarter gross margin was 55.5 percent compared to 56.3 percent during the first quarter in 2019.

Life Science segment net sales for the first quarter were $227.2 million, an increase of 5.3 percent compared to the same period in 2019. On a currency-neutral basis, Life Science segment sales increased by 6.0 percent compared to the same quarter in 2019. Currency-neutral sales growth was primarily attributed to sales of Droplet Digital PCR, Gene Expression, Food Science, and Antibody products. On a geographic view, currency-neutral sales increased in Europe and Asia.

Clinical Diagnostics segment net sales for the first quarter were $340.3 million, an increase of 1.9 percent compared to the same period in 2019. On a currency-neutral basis, net sales were up 3.2 percent compared to the same quarter last year. Currency-neutral sales in the first quarter were positively affected by Quality Controls and Blood Typing products. Sales during the first quarter of 2020 increased in the Americas and Europe.

Income from operations during the first quarter of 2020 was $74.4 million versus $56.6 million during the same quarter last year.

Net income for the first quarter of 2020 was $685.9 million, or $22.72 per share on a diluted basis versus the first quarter in 2019 in which net income was $865.2 million, or $28.74 per share, on a diluted basis. Net income for the first quarters of both 2020 and 2019 were significantly and favorably impacted by the recognition of changes in the fair market value of equity securities of $827.7 million and $1,059.2 million, respectively, primarily related to the holdings of our investment in Sartorius AG.

The effective tax rate for the first quarter of 2020 was 23.7 percent, compared to 23.2 percent for the same period in 2019. The tax rates in both periods were driven by the large unrealized gains in equity securities.

“Given the challenges associated with the coronavirus pandemic, we are pleased with overall results of the first quarter,” said Norman Schwartz, Bio‑Rad President and Chief Executive Officer. “While the balance of this year is not as predictable as prior years, Bio-Rad is well-positioned in a number of key areas. Our responsiveness to the current crisis has allowed us to quickly introduce products that are finding value in diagnosing and understanding COVID-19,” he said.

GAAP Results
	Q1 2020	Q1 2019
Revenue (millions)	$571.6	$554.0
Gross margin	55.5%	56.3%
Operating margin	13.0%	10.2%
Net income (millions)	$685.9	$865.2
Income per diluted share	$22.72	$28.74

Non-GAAP Results
	Q1 2020	Q1 2019
Gross margin	55.9%	55.6%
Operating margin	13.9%	10.5%
Net income (millions)	$57.6	$49.6
Income per diluted share	$1.91	$1.65

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP adjustments include amortization of purchased intangibles; acquisition-related expenses and benefits; restructuring, impairment charges and valuation changes in equity-owned securities; gains and losses on equity-method investments; significant litigation charges or benefits and legal costs; and discrete income tax events and the income tax effect on these non-GAAP adjustments.

Non-GAAP net income and non-GAAP diluted income per share (non-GAAP EPS) are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Non-GAAP Reporting.”

Non-GAAP net income for the first quarter of 2020 was $57.6 million, or $1.91 per share on a diluted basis, compared to $49.6 million, or $1.65 per share on a diluted basis, during the same period in 2019.

The non-GAAP effective tax rate for the first quarter of 2020 was 25.7 percent, compared to 28.5 percent for the same period in 2019. The tax rate was impacted by a change in the geographic mix of earnings.

The following table represents a reconciliation of Bio-Rad’s reported net income and diluted income per share to non-GAAP net income and non-GAAP diluted income per share for the three months ended March 31, 2020 and 2019:

	Three Months Ended
(in thousands, except per share data)	March 31,
	2020	2019
GAAP net income	$685,912	$865,195
Amortization of purchased intangibles	5,855	5,327
Legal matters	1,833	4,440
Acquisition related benefits	(47)	(7,758)
Restructuring benefits	(2,368)	(224)
Valuation gain on equity-owned securities	(827,671)	(1,059,230)
Loss on equity-method investments	1,313	317
Other non-recurring items	—	(759)
Income tax effect on non-GAAP adjustments	192,802	242,332
Non-GAAP net income	$57,629	$49,640

GAAP diluted income per share	$22.72	$28.74
Non-GAAP diluted income per share	$1.91	$1.65

2020 Financial Outlook
Given the uncertainties regarding the duration and impact of the COVID-19 pandemic, we are withdrawing our previously issued annual guidance for this year. We believe our second-quarter year-over-year sales may decline by 10 to 15 percent.

Use of Non-GAAP Reporting and Currency-Neutral
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, restructuring charges, asset impairment charges, valuation changes of equity-owned securities, gains and losses on equity-method investments, and significant legal-related charges or benefits and associated legal costs. Non-GAAP net income and non-GAAP EPS also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:
Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, professional fees for assistance with the transaction; valuation or integration costs; changes in the fair value of contingent consideration, gain or loss on settlement of pre-existing relationships with the acquired entity; or adjustments to purchase price. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring, impairment charges and valuation changes in equity-owned securities and gains and losses on equity-method investments: we incur restructuring and impairment charges on individual or groups of employed assets and charges and benefits arising from valuation changes in equity-owned securities and gains and losses on equity-method investments, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.
Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the excluded items identified above to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.
From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.
Percentage sales growth in currency neutral amounts are calculated by translating prior period sales in each local currency using the current period’s monthly average foreign exchange rates for that currency and comparing that to current period sales.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Conference Call and Webcast

Management will discuss first-quarter ended March 31, 2020 results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) May 6, 2020. Interested parties may access the call at 855-779-9068 within the U.S. or 631-485-4862 outside the U.S., passcode: 3983228. You may also listen to the conference call via a webcast that is available in the "Investor Relations" section of our website under “Quarterly Results” at www.bio-rad.com. The webcast will be available for up to a year.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. With a focus on quality and customer service for over 65 years, our products advance the discovery process and improve healthcare. Our customers are university and research institutions, hospitals, public health and commercial laboratories, biotechnology, pharmaceutical, as well as applied laboratories that include food safety and environmental quality. Founded in 1952, Bio-Rad is based in Hercules, California, and has a global network of operations with more than 8,100 employees worldwide. Bio-Rad had revenues exceeding $2.3 billion in 2019. For more information, please visit www.bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding estimated future financial performance or results, believing that our second-quarter year-over-year sales may decline by 10 to 15 percent, that the balance of this year is not as predictable as prior years, that Bio-Rad is well-positioned in a number of key areas, and that our responsiveness to the current crisis has allowed us to quickly introduce products that are finding value in diagnosing and understanding COVID-19. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "anticipate," "estimate," "expect," "continue," "believe," "will," "project," "assume," "may," "intend," or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include the duration, severity and impact of the COVID-19 pandemic, our ability to develop and market new or improved products, our ability to compete effectively, foreign currency exchange fluctuations, global economic conditions, reductions in government funding or capital spending of our customers, international legal and regulatory risks, supply chain issues, product quality and liability issues, our ability to integrate acquired companies, products or technologies into our company successfully, recent and planned changes to our global organizational structure and executive management team, changes in the healthcare industry, and natural disasters and other catastrophic events beyond our control. For further information regarding the Company's risks and uncertainties, please refer to the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 to be filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact:
Bio-Rad Laboratories, Inc.
Ilan Daskal
Executive Vice President and Chief Financial Officer
510-724-7000
investor_relations@bio-rad.com

Press Contact:
Bio-Rad Laboratories, Inc.
Tina Cuccia, Corporate Communications
510-724-7000
tina_cuccia@bio-rad.com

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$571,644	$553,979
Cost of goods sold	254,276	242,217
Gross profit	317,368	311,762
Selling, general and administrative expense	193,692	207,581
Research and development expense	49,303	47,575
Income from operations	74,373	56,606
Interest expense	5,690	5,986
Foreign currency exchange losses, net	928	1,280
Change in fair market value of equity securities	(827,671)	(1,059,230)
Other (income) expense, net	(3,273)	(18,696)
Income before income taxes	898,699	1,127,266
Provision for income taxes	(212,787)	(262,071)
Net income	$685,912	$865,195

Basic earnings per share:
Net income per basic share	$22.97	$29.03
Weighted average common shares - basic	29,865	29,801

Diluted earnings per share:
Net income per diluted share	$22.72	$28.74
Weighted average common shares - diluted	30,196	30,104

Bio-Rad Laboratories, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Current assets:
Cash and cash equivalents	$603,551	$660,672
Short-term investments	438,710	459,533
Accounts receivable, net	380,476	392,672
Inventories, net	557,029	554,007
Other current assets	102,821	113,271
Total current assets	2,082,587	2,180,155

Property, plant and equipment, net	486,174	499,339
Operating lease right-of-use assets	200,487	201,868
Goodwill, net	264,131	264,131
Purchased intangibles, net	138,317	145,525
Other investments	5,434,760	4,638,205
Other assets	77,903	79,636
Total assets	$8,684,359	$8,008,859

Current liabilities:
Accounts payable, accrued payroll and employee benefits	$248,423	$287,098
Current maturities of long-term debt	426,308	426,172
Income and other taxes payable	32,298	36,285
Other current liabilities	162,225	155,940
Total current liabilities	869,254	905,495

Long-term debt, net of current maturities	12,205	13,579
Other long-term liabilities	1,509,821	1,334,728
Total liabilities	2,391,280	2,253,802

Total stockholders’ equity	6,293,079	5,755,057
Total liabilities and stockholders’ equity	$8,684,359	$8,008,859

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Cash received from customers	$569,001	$550,291
Cash paid to suppliers and employees	(509,683)	(507,160)
Interest paid, net	(231)	(459)
Income tax payments, net	(4,528)	(4,567)
Other operating activities	8,249	4,838
Net cash provided by operating activities	62,808	42,943
Cash flows from investing activities:
Payments for acquisitions	—	(16,083)
Other investing activities	(12,422)	(6,630)
Net cash used in investing activities	(12,422)	(22,713)
Cash flows from financing activities:
Payments on long-term borrowings	(1,415)	(237)
Other financing activities	(97,202)	2,398
Net cash (used in) provided by financing activities	(98,617)	2,161
Effect of foreign exchange rate changes on cash	(5,977)	1,982
Net (decrease) increase in cash, cash equivalents, and restricted cash	(54,208)	24,373
Cash, cash equivalents, and restricted cash at beginning of period	662,651	434,164
Cash, cash equivalents, and restricted cash at end of period	$608,443	$458,537

Reconciliation of net income to net cash provided by operating activities:
Net income	$685,912	$865,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,591	32,904
Reduction in the carrying amount of right-of-use assets	9,561	10,038
Changes in working capital	(35,106)	(7,615)
Other	(631,150)	(857,579)
Net cash provided by operating activities	$62,808	$42,943

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In thousands, except per share data)
(Unaudited)

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP net income and non-GAAP diluted income per share (non-GAAP EPS), which exclude amortization of acquisition-related intangible assets; certain acquisition-related expenses and benefits; restructuring charges; asset impairment charges; valuation changes of equity-owned securities; gains and losses on equity-method investments; and significant legal-related charges or benefits and associated legal costs. Non-GAAP net income and non-GAAP EPS also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

	Three Months Ended		Three Months Ended
	March 31, 2020	% of revenue	March 31, 2019	% of revenue

GAAP cost of goods sold	$254,276		$242,217
Amortization of purchased intangibles	(3,897)		(3,663)
Acquisition related benefits (costs) (1)	—		7,403
Restructuring benefits (costs)	1,456		190
Non-GAAP cost of goods sold	$251,835		$246,147

GAAP gross profit	$317,368	55.5%	$311,762	56.3%
Amortization of purchased intangibles	3,897		3,663
Acquisition related (benefits) costs (1)	—		(7,403)
Restructuring (benefits) costs	(1,456)		(190)
Non-GAAP gross profit	$319,809	55.9%	$307,832	55.6%

GAAP selling, general and administrative expense	$193,692	$207,581
Amortization of purchased intangibles	(1,958)	(1,664)
Legal matters	(1,833)	(4,440)
Acquisition related benefits (costs) (1)	47	355
Restructuring benefits (costs)	513	2
Non-GAAP selling, general and administrative expense	$190,461	$201,834

GAAP research and development expense	$49,303	$47,575
Restructuring benefits (costs)	399	32
Non-GAAP research and development expense	$49,702	$47,607

GAAP income from operations	$74,373	13.0%	$56,606	10.2%
Amortization of purchased intangibles	5,855		5,327
Legal matters	1,833		4,440
Acquisition related (benefits) costs (1)	(47)		(7,758)
Restructuring (benefits) costs	(2,368)		(224)
Non-GAAP income from operations	$79,646	13.9%	$58,391	10.5%

GAAP change in fair market value of equity securities	$(827,671)	$(1,059,230)
Valuation (loss) gain on equity-owned securities	827,671	1,059,230
Non-GAAP change in fair market value of equity securities	$—	$—

GAAP other (income) expense, net	$(3,273)	$(18,696)
(Loss) gain on equity-method investments	(1,313)	(317)
Other non-recurring items (2)	—	759
Non-GAAP other (income) expense, net	$(4,586)	$(18,254)

GAAP income before income taxes	$898,699	$1,127,266
Amortization of purchased intangibles	5,855	5,327
Legal matters	1,833	4,440
Acquisition related (benefits) costs (1)	(47)	(7,758)
Restructuring (benefits) costs	(2,368)	(224)
Valuation loss (gain) on equity-owned securities	(827,671)	(1,059,230)
Loss (gain) on equity-method investments	1,313	317
Other non-recurring items (2)	—	(759)
Non-GAAP income before income taxes	$77,614	$69,379

GAAP provision for income taxes	$(212,787)	$(262,071)
Income tax effect of non-GAAP adjustments (3)	192,802	242,332
Non-GAAP provision for income taxes	$(19,985)	$(19,739)

GAAP net income	$685,912	120.0%	$865,195	156.2%
Amortization of purchased intangibles	5,855		5,327
Legal matters	1,833		4,440
Acquisition related (benefits) costs (1)	(47)		(7,758)
Restructuring (benefits) costs	(2,368)		(224)
Valuation loss (gain) on equity-owned securities	(827,671)		(1,059,230)
Loss (gain) on equity-method investments	1,313		317
Other non-recurring items (2)	—		(759)
Income tax effect of non-GAAP adjustments (3)	192,802		242,332
Non-GAAP net income	$57,629	10.1%	$49,640	9.0%

GAAP diluted income per share	$22.72	$28.74
Amortization of purchased intangibles	0.19	0.18
Legal matters	0.06	0.15
Acquisition related (benefits) costs (1)	—	(0.26)
Restructuring (benefits) costs	(0.08)	(0.01)
Valuation loss (gain) on equity-owned securities	(27.41)	(35.19)
Loss (gain) on equity-method investments	0.04	0.01
Other non-recurring items (2)	—	(0.03)
Income tax effect of non-GAAP adjustments (3)	6.39	8.06
Non-GAAP diluted income per share	$1.91	$1.65

GAAP diluted weighted average shares used in per share calculation	30,196	30,104
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	—	—
Non-GAAP diluted weighted average shares used in per share calculation	30,196	30,104

(1) Release of contingent consideration and other acquisition-related (benefits) expenses.
(2) Gain on the sale of a product line (2019).
(3) Excluded items identified in the reconciliation schedule are tax effected by application of a non-GAAP effective tax rate. The non-GAAP tax provision is adjusted for items, the nature of which and/or tax jurisdiction requires the application of a specific tax rate or treatment.